UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2025

COCA-COLA CONSOLIDATED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980) 392-8298

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COKE	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 28, 2025, Robert G. Chambless, Executive Vice President, Franchise Beverage Operations of Coca-Cola Consolidated, Inc. (the “Company”), notified the Company of his intention to retire from the Company in 2027 and his plan to transition to the position of Executive Vice President, Senior Advisor to the Chairman and CEO, effective as of January 1, 2026. In his new position, Mr. Chambless will assist with various matters related to the transition of his responsibilities and serve as a strategic advisor to the Company’s Chairman and Chief Executive Officer. Mr. Chambless’ transition and retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its financial statements, accounting policies or internal controls.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: September 4, 2025	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary